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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-53969) and related prospectus of Brookdale Living Communities, Inc. for the registration of $200,000,000 of Common Stock, Preferred Stock, Debt Securities and Warrants, and to the incorporation by reference therein of our report dated March 26, 1998, with respect to the consolidated financial statements of Brookdale Living Communities, Inc., for the period from May 7, 1997 through December 31, 1997, and the combined financial statements of Predecessor Properties for the period from January 1, 1997 through May 6, 1997 and for each of the two years in the period ended December 31, 1996 included in the 1997 Annual Report (Form 10-K) of Brookdale Living Communities, Inc., filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Chicago, Illinois

July 6, 1998